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                                                                   EXHIBIT 12(b)


           UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                             AND AFFILIATE COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)

                                                                           Six Months Ended June 30,
                                                                          ----------------------------
Millions, Except Ratios                                                       2001           2000
                                                                          ------------    ------------
     Earnings:
          Net income ..................................................   $        471    $        478
          Undistributed equity earnings ...............................            (15)             60
                                                                          ------------    ------------
          Total earnings ..............................................            456             538
                                                                          ------------    ------------
     Income taxes .....................................................            279             270
                                                                          ------------    ------------
     Fixed charges:
          Interest expense including amortization of debt discount ....            293             298
          Portion of rentals representing an interest factor ..........             20              84
                                                                          ------------    ------------
          Total fixed charges .........................................            313             382
                                                                          ------------    ------------
     Earnings available for fixed charges .............................   $      1,048    $      1,190
                                                                          ------------    ------------
     Ratio of earnings to fixed charges ...............................            3.3             3.1
                                                                          ------------    ------------